                                                                   EXHIBIT 10.12





                           SOFTWARE LICENSE AGREEMENT




                                     BETWEEN




                              MOBIL OIL CORPORATION




                                       AND




                            SIMULATION SCIENCES, INC.

                                TABLE OF CONTENTS

                                                                            PAGE
        RECITALS                                                               3

I.      DEFINITIONS                                                            3

II.     GRANTS AND TITLE                                                       4

III.    CONFIDENTIALITY                                                        5

IV.     FEES PAYABLE TO MOBIL                                                  5

V.      REPORTS AND ACCOUNTING                                                 6

VI.     GUARANTEES AND LIABILITIES                                             7

VII.    BEST EFFORTS                                                           8

VIII.   TERM AND TERMINATION                                                   8

IX.     NOTICES                                                                9

X.      ASSIGNMENT                                                            10

XI.     MISCELLANEOUS MATTERS                                                 10

        SIGNATURES                                                            11




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
                          SOFTWARE LICENSING AGREEMENT

         THIS AGREEMENT, which is to be effective as of the 1st day of September, 1995 (hereinafter the "Effective Date"), is herewith made and entered into by and between:

         MOBIL OIL CORPORATION, a corporation of the State of New York, United States of America (hereinafter referred to as "MOBIL"); and

         SIMULATION SCIENCES, INC., a corporation of California, United States of America (hereinafter referred to as "SimSci").

                                    RECITALS

         WHEREAS, MOBIL and certain of its Affiliates have developed a proprietary computer software system known as "MOPT Software" for optimizing complex field operations such as running a refinery power plant or running oil and gas field operations.

         WHEREAS, SimSci has developed a proprietary computer software system which enables end users to simulate multi-phase flow operations known as PIPEPHASE Software.

         WHEREAS, MOBIL and certain of its Affiliates, in connection with SimSci, have developed a proprietary computer software (herein "PPOPT Software") that interfaces MOBIL's MOPT software to SimSci's PIPEPHASE Software.

         WHEREAS, SimSci wishes to combine MOPT and PPOPT Software to develop an integrated software for simulator/ optimizer multi-phase flow operations in oil and/or gas production/transmission operations (herein "PIPEPHASE-NETOPT Software") and to license said software to potential licensees.

         WHEREAS, SimSci desires to obtain a license from MOBIL to use MOPT and PPOPT Software to develop the PIPEPHASE-NETOPT Software under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the Parties agree as follows:

                                 I. DEFINITIONS

         1.01 "Affiliate" as used herein shall mean any company controlled by, controlling, or under common control with a Party hereto. For purposes of this Agreement, "control" is understood to mean the direct or indirect beneficial ownership of Fifty Percent (50%) or more of the stock entitled to Vote in the election of directors or, if there is no such stock, Fifty Percent (50%) or more of the ownership interest in such company. Further, in connection with MOBIL, "Affiliate" as used herein shall include Mobil Producing Nigeria, Ltd.

         1.02 "MOPT Software" as used herein shall mean MOBIL's proprietary software system including the source code and any update versions for use in optimizing complex multi-phase flow operations in oil and/or gas production/transmission operations.

         1.03 "PIPEPHASE-NETOPT" shall mean a derivative work of the MOPT Software interfaced with PPOPT Software and any update versions which has been developed by or on behalf of SimSci for use in simulating and optimizing complex multi-phase flow operations in oil and/or gas production transmission operations.

         1.04 "PPOPT Software" shall mean MOBIL's proprietary software system for use in interfacing MOPT Software with PIPEPHASE-NETOPT Software.

         1.05 "Party" as used herein shall mean MOBIL or SimSci, as appropriate in the context in which it appears; "Parties" shall mean both MOBIL and SimSci.

         1.06 "PIPEPHASE-NETOPT Licensees" as used herein shall mean petroleum producing or related companies, other than MOBIL and its Affiliates, which are licensees of PIPEPHASE-NETOPT Software.

         1.07 "PIPEPHASE Software" as used herein shall mean SimSci's proprietary software system for modeling oil and/or gas production/transmission operations, excluding any third party integration modules.

                              II. GRANTS AND TITLE

         2.01 MOBIL or an Affiliate of MOBIL shall provide SimSci One (1) complete copy of MOPT Software and PPOPT Software including One (1) copy each of the source code, operating instructions and associated manuals and any update versions. MOBIL herewith grants to SimSci, subject to all of the terms and conditions of this Agreement, a [
                        *                   ] right to:

                  (a) use MOPT Software interfaced with PPOPT Software to develop PIPEPHASE-NETOPT Software; and

                  (b) the right to extend to PIPEPHASE-NETOPT Licensees the right to use the PIPEPHASE-NETOPT Software (not including the source code) solely for the use in simulating and optimizing multi-phase flow operations in oil and/or gas production/transmission operations.

         2.02     MOBIL or an Affiliate shall provide up to [   *    ] man-days
                  per year of technical support to SimSci for the optimization
                  portion of the PIPEPHASE-NETOPT Software [     *     ]

         2.03 Title to the PIPEPHASE-NETOPT and PIPEPHASE Softwares, operating instruction manuals and any other related documentation, including the media containing the PIPEPHASE-NETOPT and PIPEPHASE Software, is and shall continue to be the sole and exclusive property of SimSci. MOBIL shall retain exclusive ownership and intellectual rights to the MOPT and PPOPT Software, operating instruction manuals and any other related documentation, including the media containing the MOPT and PPOPT Software.

         2.04     SimSci grants to MOBIL and its Affiliates a [
                        * ] right to use any improvements, derivatives, updates or modifications made by SimSci to the MOPT and/or PPOPT Software; provided, however, MOBIL's right to use PIPEPHASE-NETOPT Software shall be governed by Section
                  2.05 hereof.

         2.05 Provided that a valid PIPEPHASE license agreement between MOBIL and SimSci is in effect, SimSci shall provide MOBIL and
                  its Affiliates with an [                *                ]
                  right to use PIPEPHASE-NETOPT Software pursuant to the terms of such license agreement and a right to use any future update versions and revisions of the PIPEPHASE-NETOPT Software to replace existing versions at no additional cost. The PIPEPHASE-NETOPT Software shall be subject to the confidentiality obligations in Section 3.01 hereof.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         2.06     During the term of this Agreement, SimSci agrees [
                                        *
                                                                           ] for
                  steady state commercial simulation and optimization of multi-phase oil and/or gas field flow operations in oil and/or gas production/transmission operations.

                              III. CONFIDENTIALITY

         3.01 SimSci agrees that it will not disclose, in whole or in part, the MOPT/PPOPT Software including the source code and any documentation including any derivative work or modification to any third party nor use the MOPT/PPOPT Software including the source code and/or documentation for any purpose except as expressly authorized herein. SimSci agrees that it will contractually prohibit PIPEPHASE-NETOPT Licensees from (i) disclosing PIPEPHASE-NETOPT Software and documentation (including any derivative work or modification made by or on behalf of SimSci) to any third party, or (ii) using the PIPEPHASE-NETOPT Software except on its own computers.

         3.02 The MOPT and PPOPT Software are to be used by SimSci only for the purpose of developing the PIPEPHASE-NETOPT Software. SimSci further agrees not to make any copies of the MOPT and PPOPT Software, (except as may be necessary in connection with SimSci's licensing of PIPEPHASE-NETOPT Software to PIPEPHASE-NETOPT Licensees as provided by this Agreement), their operating instructions or manuals or source code without the express written authorization of MOBIL, except that SimSci may maintain One (1) back-up copy of the MOPT and PPOPT Software (excluding the source code) for emergency use in the event that the principal copy should become inoperable. MOBIL agrees that it will not disclose, in whole or in part, the PIPEPHASE Software or the PIPEPHASE-NETOPT Software including the source code and documentation (including any derivative work or modification) to any third party nor use the PIPEPHASE Software or the PIPEPHASE-NETOPT Software including the source code and/or documentation for any purpose except as expressly authorized herein or as covered by a separate license agreement from SimSci.

                            IV. FEES PAYABLE TO MOBIL

         4.01 For PIPEPHASE licensees who subsequently license PIPEPHASE-NETOPT Software, SimSci shall pay MOBIL a fee based upon the increment between SimSci's basic PIPEPHASE license fees and the PIPEPHASE-NETOPT licenses fees according to the following schedule:

                           [        *        ] of the 1st [    *    ]/year in
                           net incremental fees;
                           [        *        ] of the 2nd [    *    ]/year in
                           net incremental fees;
                           [      *      ] of the 3rd [    *    ]/year in net
                           incremental fees;
                           [        *        ] of all net incremental fees above
                           [     *     ]

                  For PIPEPHASE-NETOPT licensees who have not previously licensed PIPEPHASE Software the above net incremental fee will be deemed to be [ * ] of the contractual license fees for PIPEPHASE-NETOPT Software without any additional modules and less any independent agents commissions and fees.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Examples illustrating the calculation of Mobil's share of the license fees in accordance with Section 4.01 are as follows:

                  Example 1: if the total license fees received for PIPEPHASE-NETOPT licensees who have not previously licensed
                  PIPEPHASE Software during a year are [     *     ] the net
                  incremental fees are [    *     ] and MOBIL receives [
                                        *                                  ]

                  Example 2: if an existing PIPEPHASE licensee is paying [ * ] per year for the use of PIPEPHASE and decides to license
                  PIPEPHASE-NETOPT for a total of [   *   ] per year, the net
                  incremental fees will be [   *   ] per year [   *   ] per year
                  less [   *   ] per year). The royalty due to MOBIL will be
                  based on the incremental fees above and according to the schedule given.

                  All fees payable to MOBIL as provided herein are payable in the manner specified in Section 5.03.

                            V. REPORTS AND ACCOUNTING

         5.01     SimSci shall submit to MOBIL an annual report within sixty
                  (60) days following the end of each calendar year listing (1) each license granted by SimSci for use of the PIPEPHASE-NETOPT Software; (2) the number of PIPEPHASE-NETOPT Licensees who have not previously licensed PIPEPHASE Software and the license fees received during that period; and (3) the incremental license fees between SimSci's basic PIPEPHASE license fees and the license fees charged for the PIPEPHASE-NETOPT Software licensed during that period. Concurrent with the submission of the foregoing report SimSci shall pay to MOBIL its share of the license fees in accordance with Section 4.01 hereof.

         5.02 SimSci agrees to keep records in sufficient detail to verify all reports and payments due under this Agreement and to permit access thereto by a duly authorized representative of MOBIL, at MOBIL's cost, on reasonable notice and during regular business hours, to the extent necessary to verify the accuracy and completeness of such reports and payments. MOBIL agrees not to use the accounts prepared or specified above for any other purpose than determining SimSci's compliance with this Agreement.

         5.03 All payments by SimSci to MOBIL hereunder shall be payable in currency of the United States of America by telegraphic transfer to MOBIL's Account #3880-0134 at Citibank Delaware, ABA No. 031100209, New Castle, Delaware 19720, U.S.A., or such other place as MOBIL may hereafter designate, in writing, and shall be net to MOBIL without deductions for any transfer charges, taxes or other charges levied on such payments. Any tax or other governmental charge with the exception of MOBIL's United States of America income taxes, arising out of, levied, based upon or otherwise related to this Agreement or to payments made hereunder, shall be added to the payment herein provided and shall be paid by SimSci.

         5.04 Any payments due hereunder which are not made in full when due shall bear interest on the unpaid balance from the date said payment was due through the date said payment (including interest) is made, said interest [
                                                *

                          ] on the date said payment was due or on the date said

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  payment is made, whichever annual rate is higher; provided, however, that in no event shall said annual rate exceed the maximum legal rate for corporations. Said payment, when made, shall be accompanied by all interest so calculated.

         5.05 SimSci or an Affiliate of SimSci shall provide up to a combined total of [ * ] man-days per year of technical support to MOBIL and/or its Affiliates for use of the optimization portion of the PIPEPHASE-NETOPT Software at [
                         * ] above the current lease fees for the PIPEPHASE license from SimSci to MOBIL provided that such a valid license agreement is in effect between SimSci and MOBIL.

                         VI. GUARANTEES AND LIABILITIES

         6.01 EXCEPT AS OTHERWISE PROVIDED HEREIN, THE MOPT/PPOPT SOFTWARE AND THE USER MANUAL AND ANY OTHER MATERIAL SUPPLIED THEREWITH ARE PROVIDED ON AN "AS-IS" BASIS WITHOUT ANY WARRANTY, GUARANTEE OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         6.02 Except as may be expressly provided herein, MOBIL shall have no liability to SimSci or to any third party regarding the MOPT/PPOPT Software or the PIPEPHASE-NETOPT Software or the written materials associated with it, whether in contract, tort, negligence, strict liability, warranty (express or implied), or otherwise arising out of or relating to the use of the MOPT/PPOPT Software and/or PIPEPHASE-NETOPT Software, and SimSci agrees to hold MOBIL harmless from and against any and all such liability.

         6.03 MOBIL hereby agrees to indemnify, defend and hold harmless SimSci against any cost, liability, damage or expense (including without limitation, reasonable attorneys' fees) arising out of or relating to any allegation or claim that the MOPT Software and/or PPOPT Software as provided to SimSci hereunder constitute an infringement or other violation of any patent, copyright, trade secret or other proprietary right of any third party.

         6.04 SimSci hereby agrees to indemnify, defend and hold harmless MOBIL and its Affiliates against any cost, liability, damage or expense (including without limitation, reasonable attorneys' fees) arising out of or relating to any allegation or claim that the PIPEPHASE-NETOPT Software as provided to MOBIL hereunder constitute an infringement or other violation of any patent, copyright, trade secret or other proprietary right of any third party.

         6.05 SimSci hereby agrees to indemnify, defend and hold harmless MOBIL and its Affiliates against any cost, liability, damage or expense (including without limitation, reasonable attorney's fees) arising out of or relating to acts of SimSci or its employees, agents or Affiliates.

         6.06 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BY WAY OF EXAMPLE BUT NOT BY WAY OF LIMITATION SUCH DAMAGES AS LOSS OF USE, LOSS OF PROFITS OR PLANT OR UNIT DOWNTIME).

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                VII. BEST EFFORTS

         7.01     SimSci agrees that it shall use its best efforts to develop
                  the PIPEPHASE-NETOPT Software [      *      ] and to promote
                  and license the PIPEPHASE-NETOPT Software, in a similar manner to existing SimSci software and that such best efforts are basic and material obligation of this Agreement. SimSci's normal marketing effort includes the production of publicity material, contacting prospective licensees, presentation to potential clients by SimSci's Sales Department or their representatives where applicable in the same fashion or SimSci promotes its own software.

         7.02 SimSci shall keep MOBIL informed concerning SimSci's promotional activities. In addition, SimSci shall submit copies of all promotional documents and brochures to MOBIL.

         7.03 SimSci shall submit reports to MOBIL within sixty (60) days of each one-half calendar year which will update MOBIL regarding SimSci's promotional activities.

         7.04 MOBIL may at its sole discretion, assist SimSci in SimSci's promotional efforts by providing assistance as requested by SimSci.

                           VIII. TERM AND TERMINATION

         8.01     This Agreement will remain in full force and effect, unless
                  terminated sooner as provided herein, for [    *    ] years
                  from the Effective Date. This Agreement will be automatically
                  extended for additional [   *   ] year terms unless written
                  notice of termination is given by one of the Parties no less than sixty (60) days prior to the end of any term.

         8.02 If SimSci shall fail or refuse to pay the payments or render reports as herein provided, or-if either Party shall be in default for sixty (60) days or longer of any other material obligation imposed by this Agreement, the non-defaulting Party may, at its option, give notice to the defaulting Party specifying the claimed particulars of such default. If such default is not remedied within thirty (30) days after such notice, the non-defaulting Party may, at its option, terminate this Agreement by written notice to the defaulting Party and/or proceed to enforce the defaulted obligation by any available legal means. The failure of either Party to exercise its rights hereunder with respect to a default by the other Party shall not be construed as a waiver of such Party's right to do so nor prevent such Party from subsequently asserting such rights with regard to the same or similar defaults.

         8.03 Either Party may terminate this Agreement without prejudice to claims and obligations then accrued if:

                  (a) the other Party is subject to a petition in bankruptcy or an order is made or effective resolution is passed for its liquidation or

                  (b) the other Party becomes insolvent, is adjudged bankrupt, or makes any assignment of assets for the benefit of its creditors; or

                  (c) the other Party sells, assigns, transfers, mortgages, pledges, charges, leases or otherwise disposes of or creates any lien, charge or encumbrance on or trust in respect of the whole or

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           any part of its interest in this Agreement contrary to the provisions herein; or

                  (d) this Agreement is abrogated or materially modified, in whole or in part, by any law, government or government agency.

         8.04 From and after the date of termination of this Agreement, neither Party shall have any further rights hereunder except that such termination shall not: (1) relieve either Party of its obligations under Article III with respect to confidentiality; (2) relieve either Party of its obligations under Sections 6.03 and 6.04 with respect to indemnities; or
                  (3) affect or impair rights made available to MOBIL under the provisions of Section 2.04 hereof.

                  In addition, in the event of termination of this Agreement, SimSci shall return to MOBIL all copies of the MOPT/PPOPT Software source code. The licenses granted by SimSci to MOBIL and its Affiliates under Sections 2.04 and 2.05 shall survive termination of this Agreement. Also, upon termination of this Agreement, [


                                                *


                             ]

         8.05 Any termination of this Agreement shall not relieve SimSci's obligations under this Agreement with respect to payments to MOBIL for the calendar year in which the termination occurs. In the event MOBIL terminates this Agreement, the royalty fees
                  payable to MOBIL as specified in Section 4.01 shall [    *
                       ] after the effective date of termination. [
                                                *
                                                        ]

         8.06 The license for the use of PIPEPHASE Software by MOBIL shall be covered in a separate license agreement and nothing herein shall be construed as granting of a license for the use of PIPEPHASE Software by MOBIL.

                                   IX. NOTICES

         9.01 The addresses of the Parties hereto for purposes of notices, reports and other communications shall be as follows:

                  MOBIL:      Office of Patent Counsel
                              MOBIL OIL CORPORATION
                              3225 Gallows Road
                              Fairfax, Virginia 22037-0001
                              Attn: Interparties

                  SimSci:     SIMULATION SCIENCES, INC.
                              601 South Valencia Avenue
                              Brea, California 92621
                              Attn: Product Manager -
                                    Fluid Flow Products

         9.02 Any notices expressly provided for under this Agreement shall be in writing and shall be given either manually or by mail or telegram. Such notice shall be deemed sufficiently given if and when received by the Party to be notified at its address specified under Section

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      with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  10.01, or if and when mailed by registered mail, postage prepaid, addressed to such Party at such address. Either Party, by notice in writing to the other Party, may change its address for receiving such notices.

                                  X. ASSIGNMENT

         10.01 This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto, except that either Party may assign this Agreement to an Affiliate without such consent and either Party may assign this Agreement without such consent to a person, firm or corporation acquiring all or substantially all of the business and assets of such Party and either Party may encumber its rights hereunder without such consent in connection with a grant of security interest in all or substantially all of its general intangibles to its primary lender. No assignment of this Agreement shall be valid unless and until all of the obligations of the assignor hereunder have been assumed, in writing, by the assignee.

                  When duly assigned in accordance with the foregoing, this Agreement shall be binding on and shall inure to the benefit of the assignee.

                            XI. MISCELLANEOUS MATTERS

         11.01 This instrument contains the entire Agreement between the Parties hereto with respect to licensing of the MOPT/PPOPT Software by SimSci and supersedes all previous communications, representations, understandings and agreements, either oral or written, with respect thereto. No alteration or amendment of this Agreement shall be effective unless in writing executed with the formality of this Agreement. Further, no waiver of any right under this Agreement shall be of any effect or binding upon either Party unless such waiver is in writing and is signed by the Party so waiving such right or rights.

         11.02 This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York.

                  SimSci understands and recognizes that the MOPT/PPOPT Software and PIPEPHASE-NETOPT Software and the information related thereto are subject to the Export Administration Regulations of the U.S. Department of Commerce and may be subject to other U.S. Government regulations relating to the export of technical data from the United States and to equipment and products produced therefrom. SimSci agrees to comply fully with all such regulations as may from time to time be in force.

         11.03 SimSci shall have no right, except with express written approval of MOBIL, to use MOBIL's name or the name of any MOBIL Affiliate in advertising and sales promotional activities.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed in duplicate original copies by their duly authorized representatives.

SIMULATION SCIENCES, INC.               MOBIL OIL CORPORATION

By:  /S/ Y.L. WANG                      By:  /s/ MOBIL OIL CORPORATION

Title:  CHAIRMAN                        By:  VP

Date:  SEPTEMBER 6, 1995                Date:  11/5/95




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